CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports pertaining to Western-Southern Life Assurance Company (statutory-basis) and Western-Southern Life Assurance Company Separate Account 1 dated March 31, 2005, in Post-Effective Amendment No. 17 (Form N-4 No. 033-76582) and Post-Effective Amendment No. 27 (Form N-4 No. 811-08420) to the Registration Statement and related Prospectus and Statement of Additional Information of Western-Southern Life Assurance Company Separate Account 1.

                                                       /s/ Ernst & Young LLP

Cincinnati, Ohio
April 25, 2005